                                                                 EXHIBIT 10-1

                                MCN CORPORATION
                              NON-OFFICER DIRECTOR
                                STOCK AWARD PLAN


   1. ESTABLISHMENT. MCN Corporation ("MCN") hereby establishes the MCN Corporation Non-officer Director Stock Award Plan (the "Plan"), as set forth in this document.

   2. PURPOSE. The purpose of the Plan is to enhance MCN's ability to attract and retain the services of well-qualified directors who are not officers or employees of MCN or any of its subsidiaries ("Non-officer Directors") by providing them with an opportunity to participate in the growth of MCN and to align the personal interests of Non-officer Directors with those of MCN's stockholders.

   3. DURATION OF THE PLAN. The Plan shall become effective immediately upon approval of MCN's Board of Directors, subject to ratification by MCN's stockholders, within one year of the Board of Director's approval, by an affirmative vote of a majority of shares voting at the stockholders' meeting, so long as a quorum is present. The Plan shall remain in effect until terminated by action of the Board of Directors.

   4. SHARES ISSUABLE UNDER THE PLAN. Subject to adjustment as provided in Paragraph 5, the total number of shares of common stock of MCN ("Common Stock") which may be granted under the Plan in each year during which the Plan is in effect shall be the aggregate number of shares payable to the Non-officer Directors as set forth in Paragraph 6 of the Plan, not to exceed .03 percent of the total number of outstanding shares of MCN Common Stock as of the first day of that year. Shares to be issued under the Plan may be authorized and unissued shares or authorized and issued shares of Common Stock which have been reacquired by MCN and held as treasury shares. Provided, however, that the number of Shares that may be issued under this Plan subsequent to March 1, 1994 may not exceed 1% of the number of shares issued and outstanding on that date.

   5. CAPITAL ADJUSTMENTS. The aggregate number and class of shares subject to and authorized by the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the payment of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or any similar capital adjustment or other increase or decrease in the number of outstanding shares effected without receipt of consideration by MCN.

   6. GRANTS OF COMMON STOCK. On the business day next following the date of the Annual Meeting of the Shareholders of MCN held during each calendar year during which the Plan is in effect (the "Date of Grant"), each Non-officer Director who was elected at that meeting or whose term continued thereafter as a Director at such meeting shall be granted 100 shares of Common Stock. The shares granted pursuant to this Plan shall be in addition to, and not in lieu of, the Non-officer Director's annual retainer fee, meeting fees, or other compensation payable to each Non-officer Director as a result of his or her service on MCN's Board of Directors. The number of shares to be granted annually to each Non-officer Director may be changed by a majority vote of MCN's Board of Directors, provided, however, that any changes in the number of shares granted shall be made no more often than once in any 12-month period.

   7. TRANSFERABILITY. The shares of Common Stock granted to each Non-officer Director are not transferable by the Non-officer Director until the later of
(1) the expiration of six months from the date the shares of Common Stock are issued under the Plan or (2) the date upon which the Non-officer Director ceases to be a Director of MCN, provided, however, that there shall be no restriction on the transfer of any Common Stock granted under the Plan in the event of the death of the recipient.

   8. RIGHTS OF THE STOCKHOLDER. A Non-officer Director shall have no rights as a stockholder with respect to any shares of Common Stock granted under the terms of this Plan until the Non-officer Director shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions of other rights with respect to any such shares of Common Stock for which the record date is prior to the date on which the Non-officer Director shall have become the holder of record of any such shares.

   9. TERMINATION OF SERVICE AS A NON-OFFICER DIRECTOR. In the event a Non-officer Director ceases to serve on the Board of Directors as a Director, all rights to receive future grants of Common Stock hereunder shall terminate immediately.

  10. AMENDMENT OF PLAN. The Board of Directors may terminate, amend or modify the Plan at any time and from time to time; provided, however, that such amendments may not be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Further, the Board of Directors shall not, without the requisite affirmative approval of stockholders of MCN, make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 under the Securities Exchange Act of 1934, unless such compliance, if discretionary, is no longer desired.

  11. COMPLIANCE WITH RULE 16B-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3 under the Securities and Exchange Act of 1934. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board of Directors.

  12. SECURITIES LAW RESTRICTIONS. MCN may impose such other restrictions on any shares of Common Stock granted pursuant to this Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the Securities and Exchange Act of 1934, as amended, with the requirements of any stock exchange upon which the Common Stock is then listed, and with any Blue Sky or state securities laws applicable to such Common Stock.

  13. GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Michigan and construed in accordance therewith, to the extent not preempted by the laws of the United States.

  IN WITNESS WHEREOF, MCN Corporation has caused this Plan to be executed as of this 6th day of May 1993.

                                            MCN Corporation



                                            By:  /s/ Daniel L. Schiffer
                                                -------------------------
                                                     Daniel L. Schiffer,
                                                     Vice President, General
                                                     Counsel, and Secretary